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                                                                   Exhibit 10.36

                             THIRD AMENDMENT TO THE
                              PREMCOR PENSION PLAN

          WHEREAS, Premcor Inc. ("Company") previously established the Premcor Pension Plan ("Plan"); and

          WHEREAS, the Company reserved the right to amend the Plan in Section 12 thereof; and

          WHEREAS, the Company desires to amend the Plan to grant past service for certain acquired employees at the Memphis Refinery;

          NOW, THEREFORE, Section 4A of the Plan is amended by adding the following to the end thereof:

          "With respect to an individual who (a) is a Business Employee as defined in the Asset Purchase and Sales Agreement dated November 25, 2002, executed between the Company and The Williams Company and (b) becomes an Employee prior to January 1, 2004, for purposes of determining such Employee's Years of Vesting Service, service with The Williams Company and its controlled group members completed prior to such date shall count as service with the Employer under the Plan."

          IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer this 28th day of February, 2003.

                                        PREMCOR INC.



                                        By: /s/ James R. Voss
                                            -----------------

                                        Name: James R. Voss

                                        Title: Senior Vice President